Exhibit 99.1

SIGA Reports Financial Results for Three and Nine Months Ended September 30, 2022
 -   Approximately $61 Million of International Sales in the Third Quarter –

- Corporate Update Conference Call Today at 4:30 PM ET

November 3, 2022, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and nine months ended September 30, 2022.

“With significant international sales, our third quarter financial results continue a trend of substantial financial diversification at SIGA,” said Phil Gomez, CEO of SIGA. “In combination with the first sale of the intravenous formulation of TPOXX® (“IV TPOXX”) in the first quarter of 2022 and the first sale of oral TPOXX to the U.S. Department of Defense (“DoD”) in the second quarter of 2022, the sale of oral TPOXX (tecovirimat) to ten new international customers in the third quarter of 2022 highlights the continuing diversification of SIGA’s revenue base.  We believe the expanded number of customers is a sign that more leaders in government are recognizing the critical importance of health security preparedness, and that by increasing both the scale and scope of TPOXX stockpiling, countries can be better prepared to address the risks associated with smallpox, monkeypox, and other viruses in the orthopoxvirus family of viruses.”

Summary Financial Results
($ in millions, except per share amounts)

Third Quarter 2022 in comparison to Third Quarter 2021

	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021

Total Revenues	$72.2	$4.8
Operating Income (Loss) (1)	$42.9	$(2.9)
Income (Loss) before Income Taxes (1)	$43.1	$(4.0)
Net Income (Loss)	$33.0	$(3.1)
Diluted Income (Loss) per Share	$ 0.45 per share	($0.04) per share

Nine Months Ended September 30, 2022 in comparison to Nine Months Ended September 30, 2021

	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021

Total Revenues	$99.4	$18.3
Operating Income (Loss) (1)	$44.5	$(4.9)
Income (Loss) before Income Taxes (1)	$45.3	$(4.6)
Net Income (Loss)	$34.7	$(3.8)
Diluted Income (Loss) per Share	$ 0.47 per share	($0.05) per share

(1) Operating Income / (Loss) excludes, and Income / (Loss) before Income Taxes includes, interest income, and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Key Business and Operational Activity

•
This year, through October 31, SIGA has received approximately $77 million of international orders for oral TPOXX (tecovirimat) from 13 customers, of which 12 are new customers.  Approximately $61 million of these orders were delivered in the third quarter of 2022, following $5 million of deliveries in the second quarter.

•
On October 12, the Company provided an update on the progress in clinical trials assessing the use of TPOXX for the treatment of monkeypox, noting that in September and October randomized, placebo-controlled clinical trials were initiated in the U.S., the U.K., and the Democratic Republic of Congo (DRC) to further assess the safety and efficacy of TPOXX in participants with monkeypox.  The U.S.-based trial and the DRC-based trial are being sponsored by the National Institute of Allergy and Infectious Disease (NIAID), and the U.K.-based trial is commissioned and funded by the National Institute for Health Care and Research.

•
On September 29, SIGA announced that the DoD awarded a new procurement contract to the Company for the purchase of up to $10.7 million of oral TPOXX.  Including a prior contract award, DoD has awarded procurement contracts to SIGA in 2022 for the purchase of up to $18.1 million of oral TPOXX.

•
On August 9, the Company announced that the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Administration for Strategic Preparedness and Response at the U.S. Department of Health and Human Services, exercised procurement options under the 19C contract for the purchase of approximately $26 million of IV TPOXX.

Monkeypox Outbreak

Starting in June 2022, SIGA has received procurement orders for oral TPOXX from new international jurisdictions as well as orders under existing contracts, and continues to receive inquiries about accessing oral TPOXX in connection with a global monkeypox outbreak.  The Company believes that a portion of the courses of oral TPOXX delivered under these orders is being used for the treatment of active monkeypox cases in countries around the world.

Monkeypox is a disease caused by infection with the monkeypox virus, which is part of the same family of viruses as smallpox. Monkeypox symptoms are similar to smallpox but not as severe, with historical fatality rates of less than 1% to 10% reported in Africa depending on region and clade.   The first human case of monkeypox was recorded in 1970. Since then, monkeypox has been reported in several central and western African countries, with case numbers increasing in recent years. Prior to the ongoing 2022 outbreak, nearly all monkeypox cases in people outside of Africa were linked to international travel to countries where the disease commonly occurs, or through imported animals, including two cases in the United States in 2021. Moneypox cases are now currently occurring on multiple continents.  On July 23, 2022, the World Health Organization declared the monkeypox outbreak as a public health emergency of international concern.  On August 4, 2022, the U.S. government declared the monkeypox outbreak as a public health emergency.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption. The continuing direct and indirect impact of the pandemic are significant and broad based, including supply chain disruptions and labor shortages that started during the pandemic and continue to represent business and financial risks.  As such, the Company is continually coordinating with service providers and vendors, in particular Contract Manufacturing Organizations that constitute our supply chain, with respect to risks and mitigating actions.

The Company has not identified or been notified by government customers of impediments to the continued full performance of their government contracts. With regard to day-to-day operations, the COVID-19 pandemic, and the secondary effects of the pandemic, have at times slowed the pace of execution of government contracts as well as new contract generation. Additionally, the COVID-19 pandemic, and the secondary effects of the pandemic have increased the risk of delays in connection with a broad range of operational activities, including: supply chain procurement of raw materials and manufacturing; and certain research and development activities, such as those that involve clinical trials. Furthermore, the pandemic and related secondary effects could result in a slower pace of future product deliveries if there are shortages or delays in the receipt by the supply chain of raw materials or supplies, or if labor shortages become more acute.  While the Company does not currently expect such delays to have a material adverse impact on the financial condition of the Company or its long-term operating performance, and while the COVID-19 pandemic has not adversely affected the liquidity position of the Company, the Company cannot give assurances as to the full extent of the impact at this time.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, November 3, 2022, at 4:30 P.M. ET.

Participants may access the call by dialing 1-844-826-3033 for domestic callers or 1-412-317-5185 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 10171319. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, delivering products to the Strategic Stockpile, the enforceability of our procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with BARDA, the impact of the COVID pandemic and responding to the global outbreak of monkeypox. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the BARDA Contract, not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, the current Department of Defense procurement contract or PEP Label Expansion R&D Contract (as defined in the Form 10-Q) are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xv) risks associated with responding to the current monkeypox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov.  All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

Public Relations
Holly Stevens, Berry & Company
hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$109,749,555	$103,138,819
Accounts receivable	54,925,558	83,650,450
Inventory	31,261,346	19,510,379
Prepaid expenses and other current assets	964,065	2,453,444
Total current assets	196,900,524	208,753,092

Property, plant and equipment, net	1,979,517	2,365,957
Deferred income taxes, net	4,183,886	2,422,607
Goodwill	898,334	898,334
Other assets	261,814	286,585
Total assets	$204,224,075	$214,726,575
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,445,390	$2,028,004
Accrued expenses and other current liabilities	15,887,359	9,252,812
Income tax payable	9,123,153	19,207,042
Total current liabilities	27,455,902	30,487,858

Warrant liability	—	6,521,441
Other liabilities	3,630,046	3,402,869
Total liabilities	31,085,948	40,412,168
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 73,024,147 and 73,543,602, issued and outstanding at September 30, 2022 and December 31, 2021, respectively)	7,302	7,354
Additional paid-in capital	233,271,351	226,070,308
Accumulated deficit	(60,140,526)	(51,763,255)
Total stockholders’ equity	173,138,127	174,314,407
Total liabilities and stockholders’ equity	$204,224,075	$214,726,575

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE
INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Product sales and supportive services	$65,621,511	$2,346,110	$81,558,148	$12,793,615
Research and development	6,589,616	2,500,062	17,859,323	5,519,591
Total revenues	72,211,127	4,846,172	99,417,471	18,313,206

Operating expenses
Cost of sales and supportive services	3,948,974	83,276	9,551,186	1,330,114
Selling, general and administrative	19,656,138	4,471,640	29,241,565	14,113,384
Research and development	5,732,982	3,235,145	16,119,858	7,801,901
Total operating expenses	29,338,094	7,790,061	54,912,609	23,245,399
Operating income/(loss)	42,873,033	(2,943,889)	44,504,862	(4,932,193)
Gain/(loss) from change in fair value of warrant liability	—	(1,066,522)	400,663	294,548
Other income, net	258,975	26,252	354,670	76,055
Income/(loss) before income taxes	43,132,008	(3,984,159)	45,260,195	(4,561,590)
(Provision)/benefit for income taxes	(10,091,420)	870,801	(10,543,595)	805,328
Net and comprehensive income/(loss)	$33,040,588	$(3,113,358)	$34,716,600	$(3,756,262)
Basic income/(loss) per share	$0.45	$(0.04)	$0.48	$(0.05)
Diluted income/(loss) per share	$0.45	$(0.04)	$0.47	$(0.05)
Weighted average shares outstanding: basic	73,024,147	74,840,846	72,924,178	75,822,713
Weighted average shares outstanding: diluted	73,259,272	74,840,846	73,616,837	76,634,963